UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 17, 2008, Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) entered into an exclusive, worldwide license agreement (the “License Agreement”) with SmithKline Beecham Corporation, doing business as GlaxoSmithKline (“GSK”). Pursuant to the terms of the License Agreement, the Company granted GSK the exclusive right to develop, manufacture and commercialize the Company’s LGD-4665 product candidate (“LGD-4665”), as well as all other thrombopoietin (TPO) related molecules discovered by the Company (together with LGD-4665, the “Licensed Compounds”).

Under the terms of the License Agreement, GSK will pay Ligand $5 million as an upfront license fee, up to $158 million in development and commercial milestones and a 16% royalty on net sales. In the first year of sales, royalties will be one-half of the regular royalty rate. Royalties are also subject to reduction in the event of compulsory licenses or for combination products.

GSK will direct all product development and commercialization and will be responsible for all costs going forward for development, patent maintenance and prosecution, and commercialization.

During the longer of the life of the licensed patents or 10 years following the date of first commercial sale, on a country by country basis (the “Royalty Term”), Ligand has agreed not to develop or commercialize any thrombopoietin mimetic products; this restriction does not apply to any third party which acquires control over Ligand after the date of the License Agreement or to which the License Agreement is assigned in accordance with the License Agreement. Ligand has also agreed, during the Royalty Term, not to file any patent application which covers the Licensed Compounds. If any such filing is inadvertently made, Ligand has agreed not to sue GSK or its affiliates for infringement of such patent application or the resulting patent.

Each of Ligand and GSK has agreed to release the other from actions, claims, counterclaims, defenses and damages arising from specified matters.

The Company has no right to terminate the License Agreement. GSK has the right to terminate the License Agreement at any time upon a specified number of days notice. No termination will require the Company to refund to GSK any or all of the above payments.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2008, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: December 22, 2008	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary